FILED
    IN THE OFFICE OF THE
SECRETARY OF THE STATE OF THE
       STATE OF NEVADA

        FEB 23 1999
        No. C3898-99
      /s/ Dean Heller
DEAN HELLER SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                             POWER DIRECT TECH.COM


                                   * * * * * *


     The undersigned, being the original incorporator and constituting at least two-thirds of the original incorporators of POWER DIRECT TECH.COM, a Nevada corporation, hereby amends Article One of the Articles of Incorporation of this corporation to read as follows:

     ARTICLE ONE. [NAME] the name of the corporation is

               PDTech.com

     In accordance with the provisions of Section 78.380 of the Nevada Revised Statutes, the original incorporator of the corporation states the following:

     1. The date on which the original Articles of Incorporation were filed with the Secretary of State of Nevada was February 19, 1999.

     2. To the date of this Amendment, no part of the capital of the corporation has been paid and no stock has been issued.

     IN WITNESS WHEREOF, the undersigned, being the original incorporator of POWER DIRECT TECH.COM, hereunto affixes her signature this 22nd day of February, 1999.

                                                  /s/ Amanda W. Cardinalli
                                                  ---------------------------
                                                  Amanda W. Cardinalli
                                                       Incorporator






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STATE OF NEVADA     )
                    :
COUNTY OF WASHOE    )


     On the 22nd day of February, 1999 before me, the undersigned, a Notary Public, personally appeared Amanda W. Cardinalli, known to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                        /s/ Margaret A. Oliver
                                        ----------------------------
                                        NOTARY PUBLIC
                                        Residing in Reno, Nevada

My Commission Expires:         [SEAL]   MARGARET A. OLIVER
                                        Notary Public - State of Nevada
October 10, 2002                        Appointment Recorded in Washoe County
                                        No. 94-5323-2-EXPIRES OCT. 10, 2002


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